Exhibit 10.3

First AMENDMENT TO

Pioneer power Solutions, Inc. 2021 Long-Term Incentive Plan

This FIRST AMENDMENT TO Pioneer Power Solutions, Inc. Long-Term INCENTIVE PLAN (this “Amendment”), effective as of September 20, 2023, is made and entered into by Pioneer Power Solutions, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Pioneer Power Solutions, Inc. Long-Term Incentive Plan (the “Incentive Plan”).

WHEREAS, Article 9 of the Incentive Plan provides that the Board may amend the Incentive Plan at any time and from time to time without participants’ consent, provided that the amendment does not adversely affect any rights of such participants under the Incentive Plan; and

WHEREAS, the Company desires to amend the Incentive Plan to add an additional method for plan participants to satisfy their tax withholding obligations in connection with the receipt, vesting, conversion, or exercise of Awards granted under the Incentive Plan.

NOW, THEREFORE, in accordance with Article 9 of the Incentive Plan, the Company hereby amends the Incentive Plan as follows:

1. Section 15.6 of Incentive Plan is hereby amended by deleting subclause (c) in said section in its entirety and replacing it with the following new subclause (c):

(c) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the receipt, vesting, conversion, or exercise of an Award, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment;

2. Except as expressly amended by this Amendment, the Incentive Plan shall continue in full force and effect in accordance with the provisions thereof.

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Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

Pioneer Power Solutions, INC.

By:	/s/ Nathan Mazurek
Name:	Nathan Mazurek
Title:	CEO